Exhibit 99.1

Steve Madden Announces First Quarter 2023 Results

~ Increases Share Repurchase Authorization ~

LONG ISLAND CITY, N.Y., May 9, 2023 – Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel for women, men and children, today announced financial results for the first quarter ended March 31, 2023.

Amounts referred to as “Adjusted” are non-GAAP measures that exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

First Quarter 2023 Results

●	Revenue decreased 17.1% to $463.8 million compared to $559.7 million in the same period of 2022.
●	Gross profit as a percentage of revenue was 42.1% compared to 40.7% in the same period of 2022.
●	Operating expenses as a percentage of revenue were 32.0% compared to 23.2% in the same period of 2022. Adjusted operating expenses as a percentage of revenue were 31.8% compared to 23.8% in the same period of 2022.
●	Income from operations totaled $46.5 million, or 10.0% of revenue, compared to $97.9 million, or 17.5% of revenue, in the same period of 2022. Adjusted income from operations totaled $47.7 million, or 10.3% of revenue, compared to $94.4 million, or 16.9% of revenue, in the same period of 2022.
●	Net income attributable to Steven Madden, Ltd. was $36.7 million, or $0.48 per diluted share, compared to $74.5 million, or $0.94 per diluted share, in the same period of 2022. Adjusted net income attributable to Steven Madden, Ltd. was $37.6 million, or $0.50 per diluted share, compared to $73.4 million or $0.92 per diluted share, in the same period of 2022.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “In light of the challenging setup we faced in the first quarter – including a choppy retail environment, conservative order patterns from our wholesale customers, and difficult comparisons with the prior year – we were pleased to deliver revenue and earnings slightly ahead of expectations. We also further reduced our inventory levels while driving strong gross margin performance despite a promotional retail landscape, demonstrating the benefits and durability of our business model in challenging operating environments. As we move forward, we remain focused on executing our strategic initiatives – most importantly, utilizing our proven model to create trend-right products and bring them to market quickly – and are confident that we can drive sustainable growth and value creation over the long term.”

First Quarter 2023 Channel Results

Revenue for the wholesale business was $362.1 million, a 19.3% decrease compared to the first quarter of 2022, when wholesale revenue experienced outsized growth of 29.0% versus pre-COVID first quarter of 2019. Wholesale footwear revenue decreased 18.6% compared to the first quarter of 2022, when wholesale footwear revenue increased 25.4% versus pre-COVID first quarter of 2019. Wholesale accessories/apparel revenue decreased 22.0% compared to the first quarter of 2022, when wholesale accessories/apparel revenue increased 43.0% versus pre-COVID first quarter of 2019. Gross profit as a percentage of wholesale revenue increased to 37.0% compared to 35.2% in the first quarter of 2022 driven by margin improvement in the wholesale accessories/apparel business.

Direct-to-consumer revenue was $99.6 million, an 8.1% decrease compared to the first quarter of 2022 driven by declines in both the brick-and-mortar and e-commerce businesses. Gross profit as a percentage of direct-to-consumer revenue was 59.2% compared to 62.3% in the first quarter of 2022 driven by increased promotional activity.

The Company ended the quarter with 235 brick-and-mortar retail stores and five e-commerce websites, as well as 21 company-operated concessions in international markets.

Balance Sheet and Cash Flow Highlights

As of March 31, 2023, cash, cash equivalents and short-term investments totaled $223.7 million.

During the first quarter of 2023, the Company repurchased approximately $38.5 million of the Company’s common stock, which includes shares acquired through the net settlement of employees’ stock awards. On May 8, 2023, the Board of Directors approved an increase in the Company’s share repurchase authorization of $189.9 million, bringing the total authorization up to $250.0 million as of that date.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on June 23, 2023 to stockholders of record as of the close of business on June 12, 2023.

2023 Outlook

For 2023, the Company continues to expect revenue will decrease 6.5% to 8.0% compared to 2022. The Company expects diluted EPS will be in the range of $2.39 to $2.49. The Company continues to expect Adjusted diluted EPS will be in the range of $2.40 to $2.50.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, May 9, 2023, at 8:30 a.m. Eastern Time, which will include a discussion of the Company’s first quarter 2023 earnings results and 2023 outlook. The call will be webcast live on the Company’s website at https://investor.stevemadden.com. A webcast replay of the conference call will be available on the Company’s website or via the following webcast link https://edge.media-server.com/mmc/p/pimky2s7 beginning today at approximately 10:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo® and GREATS®, Steve Madden licenses footwear and handbag categories for the Anne Klein® brand. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also directly operates brick-and-mortar retail stores and e-commerce websites. Steve Madden also licenses certain of its brands to third parties for the marketing and sale of certain products in the apparel, accessory and home categories. For local store information and the latest sandals, dress shoes, fashion sneakers, boots, booties and more, please visit www.stevemadden.com, www.dolcevita.com and our other branded websites.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, “estimate”, or “confident” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations, and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

●	the Company’s ability to navigate shifting macro-economic environments, including but not limited to, inflation and the potential for recessionary conditions;
●	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
●	the Company’s ability to compete effectively in a highly competitive market;
●	the Company’s ability to adapt its business model to rapid changes in the retail industry;
●	supply chain disruptions to product delivery systems and logistics, and the Company’s ability to properly manage inventory;
●	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as their ability to meet the Company’s quality standards;
●	the Company’s dependence on the retention and hiring of key personnel;
●	the Company’s ability to successfully implement growth strategies;
●	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
●	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
●	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or a pandemic, which may cause disruption to the Company’s business operations for an indeterminable period of time;
●	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
●	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
●	additional tax liabilities resulting from audits by various taxing authorities;
●	cybersecurity risks and costs of defending against, mitigating, and responding to data security threats and breaches impacting the Company;
●	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
●	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022

Net sales	$461,737	$557,344
Commission and licensing fee income	2,097	2,390
Total revenue	463,834	559,734
Cost of sales	268,742	331,836
Gross profit	195,092	227,898
Operating expenses	148,581	130,002
Income from operations	46,511	97,896
Interest and other income – net	2,020	57
Income before provision for income taxes	48,531	97,953
Provision for income taxes	11,745	23,360
Net income	36,786	74,593
Less: net income attributable to noncontrolling interest	56	80
Net income attributable to Steven Madden, Ltd.	$36,730	$74,513

Basic net income per share	$0.49	$0.96

Diluted net income per share	$0.48	$0.94

Basic weighted average common shares outstanding	74,498	77,251

Diluted weighted average common shares outstanding	75,855	79,663

Cash dividends declared per common share	$0.21	$0.21

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

		As of
	March 31, 2023	December 31, 2022	March 31, 2022
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$209,979	$274,713	$170,347
Short-term investments	13,740	15,085	9,897
Accounts receivable, net of allowances	46,138	37,937	39,418
Factor accounts receivable	283,893	248,228	390,163
Inventories	179,937	228,752	233,380
Prepaid expenses and other current assets	22,267	22,989	21,225
Income tax receivable and prepaid income taxes	12,079	15,853	3,673
Total current assets	768,033	843,557	868,103
Note receivable – related party	301	401	696
Property and equipment, net	41,519	40,664	36,436
Operating lease right-of-use asset	112,501	90,264	83,994
Deposits and other	11,750	12,070	4,304
Deferred taxes	1,963	1,755	6,254
Goodwill – net	168,228	168,085	168,409
Intangibles – net	100,826	101,192	110,330
Total Assets	$1,205,121	$1,257,988	$1,278,526
LIABILITIES
Current liabilities:
Accounts payable	$101,678	$130,542	$121,428
Accrued expenses	112,395	138,523	162,232
Operating leases – current portion	33,977	29,499	31,615
Income taxes payable	3,934	9,403	23,195
Contingent payment liability – current portion	1,153	1,153	2,050
Accrued incentive compensation	4,105	11,788	4,740
Total current liabilities	257,242	320,908	345,260
Operating leases – long-term portion	95,797	79,128	75,553
Deferred tax liabilities	3,923	3,923	3,378
Other liabilities	10,461	10,166	10,928
Total Liabilities	367,423	414,125	435,119

STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	821,042	831,553	835,215
Noncontrolling interest	16,656	12,310	8,192
Total stockholders’ equity	837,698	843,863	843,407
Total Liabilities and Stockholders’ Equity	$1,205,121	$1,257,988	$1,278,526

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Cash flows from operating activities:
Net income	$36,786	$74,593
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	6,139	5,980
Depreciation and amortization	3,366	5,223
Loss on disposal of fixed assets	15	208
Impairment of lease right-of-use asset	95	—
Deferred taxes	—	(1,673)
Accrued interest on note receivable - related party	(2)	(4)
Notes receivable - related party	102	102
Change in valuation of contingent payment liabilities	—	(4,910)
Other operating activities	623	—
Changes, net of acquisitions, in:
Accounts receivable	(8,201)	(12,872)
Factor accounts receivable	(35,665)	(25,181)
Inventories	47,710	21,833
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	4,791	9,802
Accounts payable and accrued expenses	(60,461)	(80,642)
Accrued incentive compensation	(7,683)	(10,131)
Leases and other liabilities	(890)	(1,774)

Net cash used in operating activities	(13,275)	(19,446)

Cash flows from investing activities:
Capital expenditures	(3,791)	(3,596)
Purchase of a trademark	—	(2,000)
Purchases of short-term investments	(6,722)	(9,668)
Maturity/sale of short-term investments	8,087	44,488

Net cash (used in)/provided by investing activities	(2,426)	29,224

Cash flows from financing activities:
Proceeds from exercise of stock options	264	275
Investment of noncontrolling interest	4,486	—
Common stock purchased for treasury	(38,451)	(42,399)
Cash dividends paid on common stock	(16,039)	(16,774)
Net cash used in financing activities	(49,740)	(58,898)
Effect of exchange rate changes on cash and cash equivalents	707	(32)
Net decrease in cash and cash equivalents	(64,734)	(49,152)
Cash and cash equivalents – beginning of period	274,713	219,499

Cash and cash equivalents – end of period	$209,979	$170,347

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended
	March 31, 2023	March 31, 2022

GAAP operating expenses	$148,581	$130,002
Non-GAAP Adjustments	(1,181)	3,466
Adjusted operating expenses	$147,400	$133,468

Table 2 - Reconciliation of GAAP income from operations to Adjusted income from operations

	Three Months Ended
	March 31, 2023	March 31, 2022

GAAP income from operations	$46,511	$97,896
Non-GAAP Adjustments	1,181	(3,466)
Adjusted income from operations	$47,692	$94,430

Table 3 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended
	March 31, 2023	March 31, 2022

GAAP provision for income taxes	$11,745	$23,360
Non-GAAP Adjustments	278	(2,333)
Adjusted provision for income taxes	$12,023	$21,027

Table 4 - Reconciliation of GAAP net income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended
	March 31, 2023	March 31, 2022

GAAP net income attributable to Steven Madden, Ltd.	$36,730	$74,513
Non-GAAP Adjustments	904	(1,133)
Adjusted net income attributable to Steven Madden, Ltd.	$37,634	$73,380

GAAP diluted net income per share	$0.48	$0.94

Adjusted diluted net income per share	$0.50	$0.92

Adjusted diluted weighted average shares outstanding	75,855	79,633

Table 5 - Reconciliation of GAAP diluted net income per share to Adjusted diluted net income per share in 2023 outlook

	2023 Outlook
	Low End	High End

GAAP diluted net income per share	$2.39	$2.49
Non-GAAP Adjustments	0.01	0.01
Adjusted diluted net income per share	$2.40	$2.50

Non-GAAP Adjustments include the items below.

For the first quarter of 2023:

●	$1.2 million pre-tax ($0.9 million after-tax) expense in connection with certain severances, termination benefits, and a corporate office relocation, included in operating expenses.

For the first quarter of 2022:

●	$4.9 million pre-tax ($3.8 million after-tax) benefit in connection with the change in valuation of contingent considerations, included in operating expenses.
●	$1.8 million pre-tax ($1.4 million after-tax) expense in connection with the accelerated amortization of a trademark, included in operating expenses.
●	$0.3 million pre-tax ($0.2 million after-tax) benefit in connection with the exit of a lease, included in operating expenses.
●	$1.5 million tax expense in connection with a deferred tax adjustment.

For the 2023 outlook:

●	$1.2 million pre-tax ($0.9 million after-tax) expense in connection with certain severances, termination benefits, and a corporate office relocation, included in operating expenses.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com